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                                                                     EXHIBIT 5.1



                      OPINION OF MCCAUSLAND, KEEN & BUCKMAN


                                  June 27, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:  RomTech, Inc./Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as counsel to RomTech, Inc. (the "Company"), a Pennsylvania corporation, in connection with the preparation and filing of a registration statement on Form S-3, which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         The Registration Statement covers the following shares of the Company's Common Stock, no par value:

                  a. 901,658 shares of Common Stock which may be sold by certain of the Selling Shareholders and which are issuable upon conversion of the Class Two Convertible Preferred Stock (the "Class Two Common Shares");

                  b. 1,146,790 shares of Common Stock which may be sold by certain of the Selling Shareholders and which are issuable upon conversion of the Class Three Convertible Preferred Stock (the "Class Three Common Shares"); and

                  c. 418,475 shares of Common Stock which may be sold by certain Selling Shareholders and which are issuable upon exercise of the Class Two Warrants and the Class Three Warrants (the "Warrant Shares");

                  d. 177,988 shares of Common Stock issuable upon exercise of certain common stock warrants issued to PJM Trading Company (the "PJM Shares");

                  e. 9,511 shares of Common Stock issuable upon exercise of certain common stock warrants issued to Sterling Capital, LLC (the "Sterling Shares"); and

                  f. 7,000 shares of Common Stock held by H.J. Meyers & Co., Inc. (the "Meyers Shares").
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Securities and Exchange Commission
June 27, 1997
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         We have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, the minutes of actions taken by the Board of Directors of the Company and such other instruments as we deemed necessary for the opinions rendered herein. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

         Based upon the foregoing, we are of the opinion that:

         1. The Class Two Common Shares, when issued in accordance with the terms of the Class Two Convertible Preferred Stock, will be validly issued, fully paid and nonassessable.

         2. The Class Three Common Shares, when issued in accordance with the terms of the Class Three Convertible Preferred Stock, will be validly issued, fully paid and nonassessable.

         3. The Warrant Shares, when issued and paid for in accordance with the Warrants and the Class Three Warrants, as applicable, will be validly issued, fully paid and nonassessable.

         4. The PJM Shares, when issued and paid for in accordance with the terms of the common stock warrants issued to PJM Trading Company, will be validly issued, fully paid and nonassessable.

         5. The Sterling Shares, when issued and paid for in accordance with the terms of the common stock warrants issued to Sterling Capital LLC, will be validly issued, fully paid and nonassessable.

         6. The Meyers Shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                           Sincerely,

                           McCAUSLAND, KEEN & BUCKMAN

                            By: /s/ Nancy D. Weisberg
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                                    Nancy D. Weisberg, Vice President